EXHIBIT 10.83

AMENDED AND RESTATED INTERCREDITOR
AND SUBORDINATION AGREEMENT

            THIS AMENDED AND RESTATED INTERCREDITOR AND SUBORDINATION AGREEMENT (this “Agreement”), dated as of the 12th day of April, 2002, is by and among THE CIT GROUP/BUSINESS CREDIT, INC., in its capacity as Collateral Agent for the Senior Lenders under the below-described Senior Credit Agreement (the “Senior Agent”), BANK OF AMERICA, N.A., in its capacity as Existing Titled Collateral Agent for the Senior Lenders under the below-described Senior Credit Agreement (the “Senior Existing Titled Collateral Agent”; the Senior Agent and the Senior Existing Titled Collateral Agent, collectively, the “Senior Agents”), and BANK OF AMERICA, N.A., in its capacity as agent for the Junior Lenders under the below-described Junior Credit Agreement (the “Junior Agent”).

R E C I T A L S :

            A.        MILLER INDUSTRIES, INC., a Tennessee corporation (“Miller”), and its subsidiaries listed on the Acknowledgment and Agreement attached hereto (Miller and such subsidiaries, collectively, “Debtors”), the Senior Agents, Bank of America, N.A., d/b/a Bank of America Business Credit as Letter of Credit Issuer (the “Letter of Credit Issuer”), and the lenders from time to time party thereto (the “Senior Lenders”; the Senior Agents, the Letter of Credit Issuer and the Senior Lenders, collectively, the “Senior Creditors”), have entered into a certain Credit Agreement dated as of July 23, 2001 (as amended by the Forbearance Agreement and First Amendment to Credit Agreement dated as of February 28, 2002 and by the Second Amendment to Credit Agreement dated as of the date hereof, and as further amended, modified or restated from time to time hereafter in accordance with the terms of this Agreement, the “Senior Credit Agreement”), pursuant to which, among other things, the Senior Creditors have agreed, subject to the terms and conditions set forth in such agreement, to make certain loans and financial accommodations to the Debtors.

            B.        The Junior Agent, the lenders from time to time party thereto (the “Junior Lenders”; the Junior Agent and the Junior Lenders, collectively, the “Junior Creditors”), and one or more of the Debtors have entered into a certain Amended and Restated Credit Agreement dated as of July 23, 2001 (as amended by the First Amendment to Amended and Restated Credit Agreement dated as of the date hereof, and as further amended, modified or restated from time to time hereafter in accordance with the terms of this Agreement, the “Junior Credit Agreement”), pursuant to which, among other things, the Junior Creditors have agreed, subject to the terms and conditions set forth in such agreement, to make a term loan to one or more of the Debtors, which loan is to be guaranteed by each of the other Debtors.

            C.        The Debtors have granted security interests to the Senior Agents and the Junior Agent, in substantially all of the Debtors’ real and personal property, whether now existing or hereafter arising, as more particularly described on Schedule A hereto (collectively, the “Collateral”), in order to secure the Debtors’ respective obligations to the Senior Creditors and the Junior Creditors.

            D.        In connection with the foregoing, the parties hereto entered into that certain Intercreditor and Subordination Agreement dated as of July 23, 2001 (as amended, modified or restated from time to time prior to the date hereof, the “Subordination Agreement”), pursuant to which (a) the obligations of the Debtors to the Junior Creditors under the Junior Loan Documents were subordinated to the obligations of the Debtors to the Senior Creditors under the Senior Loan Documents, and (b) all of the liens and security interests of the Junior Agent in the Collateral were subordinated to the liens and security interests of the Senior Agents therein, except as otherwise provided with respect to the Junior Creditors’ Priority Collateral.

            E.         The parties hereto desire to amend and restate the Subordination Agreement as set forth herein

            NOW, THEREFORE, it is agreed that the Subordination Agreement is amended and restated as follows:

            1.         Certain Definitions.  In addition to capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following respective meanings when used in this Agreement:

                         1.1       “Agreement” has the meaning set forth in the preamble to this Agreement.

                        1.2       “Availability Requirement” means    (a) $10,000,000 at any time prior to the Substantial RoadOne Disposition, and (b) $6,000,000 at any time thereafter.

                         1.3       “Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as amended from time to time, or any successor statute.

                         1.4       “Borrowing Base” means the borrowing base under the Senior Credit Agreement for the determination of the amount of loans available to be borrowed thereunder.

                         1.5       “Collateral” has the meaning set forth in the recitals to this Agreement, but shall in any event exclude the Junior Creditors Priority Collateral.

                         1.6       “Debtors” has the meaning set forth in the recitals to this Agreement.

                         1.7       “Enforcement Action” means any action to enforce or attempt to enforce any right or remedy available to any Junior Creditor under the Junior Loan Documents, applicable law or otherwise, including any action to (a) accelerate the maturity of, or demand as immediately due and payable, all or any part of the Junior Liabilities, (b) exercise any right of set-off, (c) realize or foreclose upon, repossess, sell or otherwise dispose of, liquidate, or otherwise restrict or interfere with the use of, any Collateral, (d) commence, continue or participate in (other than as a defendant or co-defendant in defense of its own interests) any judicial, arbitral or other proceeding, or any other collection or enforcement action of any kind, against any Debtor or any assets of any Debtor (including any Insolvency or Liquidation Proceeding), in any case, seeking, directly or indirectly, to enforce any rights or remedies, or to enforce any of the obligations incurred by any Debtor, under or in connection with the Junior Liabilities or the Junior Loan Documents, or (e) commence or pursue any judicial, arbitral or other proceeding or legal action of any kind, seeking injunctive or other equitable relief to prohibit, limit or impair the commencement or pursuit by any Senior Creditor of any of its rights or remedies under or in connection with the Senior Loan Documents or otherwise available to any Senior Creditor under applicable law; provided, however, “Enforcement Action” shall not include any action to realize or foreclose upon the Olive Branch Real Estate Collateral (it being understood, however, that the Debtors shall not be obligated or permitted to incur or to reimburse any Junior Creditor for, and no Junior Creditor shall be permitted to receive any reimbursement from a Debtor for, any of the title, survey, environmental or other costs and expenses associated with any Junior Creditor’s realization or foreclose upon the Olive Branch Real Estate Collateral).

                        1.8       “Event of Default” means any event of default under and as defined in the Senior Loan Documents.

                        1.9       “Insolvency or Liquidation Proceeding” means (a) any insolvency or bankruptcy case or proceeding (including any case under the Bankruptcy Code), or any receivership, custodianship, liquidation, reorganization or other similar case or proceeding, relative to any Debtor, or to the assets of any Debtor, (b) any liquidation, dissolution, reorganization or winding up of any Debtor, whether voluntary or involuntary and whether or not involving solvency or bankruptcy, (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Debtor, or (d) any sale, transfer or other disposition of all or substantially all of the assets of any Debtor in connection with any of the foregoing.

                        1.10     “Junior Agent” has the meaning set forth in the preamble to this Agreement.

                        1.11     “Junior Credit Agreement” has the meaning set forth in the recitals to this Agreement.

                        1.12     “Junior Creditor Default Notice” has the meaning set forth in Section 6.2 of this Agreement.

                        1.13     “Junior Creditors” has the meaning set forth in the recitals to this Agreement.

                        1.14     “Junior Creditors Priority Collateral” means (a) all tangible property of the Debtors that is now or hereafter located outside of the United States of America and Canada except in violation of the terms of the Senior Credit Agreement, (b) the Olive Branch Real Estate Collateral, and (c) all issued and outstanding stock of Boniface Engineering Ltd., an entity organized under the laws of the United Kingdom and S.A. Jige International, an entity organized under the laws of France.

                        1.15     “Junior Liabilities” means all Liabilities to any of the Junior Creditors from time to time outstanding pursuant to the Junior Loan Documents (including, without limitation, all principal, interest, fees, Liabilities relating to or arising out of any warrants or other any equity interests in any Debtor, Liabilities arising out of any guarantees, and all indemnities, costs, and expenses).

                        1.16     “Junior Loan Documents” means the Junior Credit Agreement and all agreements, documents and instruments related to the debt obligations thereunder and collateral security therefor and any put or similar rights granted in connection therewith, including but not limited to, the Junior Notes and any guarantees relating to the Junior Credit Agreement, as any of the foregoing may from time to time be amended, restated, supplemented or otherwise modified in compliance with the terms of this Agreement.

                        1.17     “Junior Notes” means, collectively, each promissory note (including promissory notes issued after the date hereof with respect to the payment of interest in kind under the Junior Liabilities) issued to a Junior Creditor pursuant to the terms of the Junior Credit Agreement and all notes issued in substitution or replacement thereof.

                        1.18     “Junior Securities” means securities of any Debtor or any of its subsidiaries (including, without limitation, equity securities), in each case the payment or redemption of which is subordinate, at least to the extent provided in this Agreement with respect to the Junior Liabilities, to the payment of the Senior Liabilities and to the payment of all securities issued in exchange therefor to the Senior Creditors.

                        1.19     “Letter of Credit Issuer” has the meaning set forth in the recitals to this Agreement.

                        1.20     “Liabilities” means all indebtedness, obligations and liabilities of each Debtor, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing, or due or to become due.

                        1.21     “Lien” means any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title or encumbrance of any kind, whether created by agreement or by possession of property, or conferred by statute or applicable law.

                        1.22     “Miller” has the meaning set forth in the recitals to this Agreement.

                        1.23     “Net Junior Creditor Proceeds” means all Net Proceeds received by any RoadOne Debtor from any RoadOne Disposition, net of (a) all Required Payments, (b) with respect to owned real estate, the amount advanced by the Senior Lenders on the Closing Date pursuant to the Term Loan with respect to such parcel of real estate, (c) with respect to Equipment (other than fleet vehicles), the amount advanced by the Senior Lenders on the Closing Date pursuant to the Term Loan with respect to such Equipment, (d) with respect to fleet vehicles, the amount included in the RoadOne Borrowing Base at the time of such RoadOne Disposition with respect to such fleet vehicles, (e) with respect to Accounts, the amount included in the RoadOne Borrowing Base at the time of such RoadOne Disposition with respect to such Accounts, and (f) in the case of the Substantial RoadOne Disposition or any RoadOne Disposition consummated thereafter, to the extent that after giving effect to any Permitted Payment to be made in connection therewith Excess Availability is less than $10,000,000, 50% of the remaining Net Proceeds.  As used herein, the terms “Equipment”, “Closing Date”, “Net Proceeds”, “Term Loan”, “RoadOne Borrowing Base” and “Accounts” shall have the meanings set forth in the Senior Credit Agreement as in effect from time to time.

                        1.24     “New Lender” has the meaning set forth in Section 17.1 of this Agreement.

                        1.25     “Olive Branch Real Estate Collateral” means all rights and interests of the Debtors under that certain Deed of Trust and Security Agreement dated March 31, 1999 granted by Fabri-Tech, L.L.C. in favor of Miller encumbering certain real property described therein located in Olive Branch, Mississippi, recorded in Book 1112, Page 448, De Soto County Registry, as hereinafter modified, amended or supplemented from time to time, as well as all rights and interests of the Debtors in such real property as a result of foreclosure under the foregoing Deed of Trust and Security Agreement.

                        1.26     “Payment Blockage Notice” has the meaning set forth in Section 4.2 of this Agreement.

                        1.27     “Payment Blockage Period” has the meaning set forth in Section 4.2 of this Agreement.

                        1.28     “Permitted Payments” means (a) regularly scheduled payments of principal, interest and fees on the dates, in the amounts and at the interest rates (including any changes thereto by the application of interest rate adjustments as provided for in the Junior Loan Documents, but excluding any increase in the interest rate resulting from application of default rate interest under the Junior Loan Documents) set forth in the Junior Credit Agreement as in effect on the date hereof (after giving affect to the First Amendment thereto), provided that no such regularly scheduled payment of principal, interest or fees shall be due on or before October 12, 2002, except for (i) regularly scheduled interest payments with respect to interest accruing after March 31, 2002 but prior to October 12, 2002, and (ii) the payment of interest on the effective date of the Second Amendment to the Senior Credit Agreement for the period from March 1, 2002 through March 31, 2002, in each case at an interest rate not to exceed the lesser of six percent per annum and Bank of America’s prime rate as in effect from time to time, (b) payments by the Debtors made solely from the proceeds of any foreclosure or realization by the Debtors pursuant to their rights under the Olive Branch Real Estate Collateral, it being understood that such payments shall be net of all taxes, commissions, fees and other expenses

(including title, survey, environmental and other costs and expenses) incurred by the Debtors in connection with any such foreclosure or realization, and (c) a principal prepayment in the amount of the Net Junior Creditor Proceeds of any RoadOne Disposition, such principal prepayment to be payable no earlier than the fifth (5th) business day following the consummation of any such RoadOne Disposition; provided, that, (i) no payment may be made under clause (a) or (c) above unless, on the date such payment is due and after giving effect to the making of such payment, no default or Event of Default exists under the Senior Credit Agreement, (ii) no principal prepayment under clause (c) may exceed the amount that would cause Excess Availability (as defined in the Senior Credit Agreement), after giving effect to the making of such principal prepayment, to be less than the Availability Requirement, and (iii) with respect to any regularly scheduled principal payment, (A) no such regularly scheduled principal payment may be made until the fifth (5th) business day following the receipt by the Senior Agents and the Senior Lenders of the Initial Financial Statements and of the most recent monthly or quarterly (as applicable) financial statements of the Debtors then due under the Senior Credit Agreement, and (B) such regularly scheduled principal payment may not exceed the lesser of (1) the amount that would cause the Fixed Charge Coverage Ratio (as defined in the Senior Credit Agreement), calculated for the Debtors’ two fiscal quarter period ending on September 30, 2002 (in the case of the principal payment due on November 20, 2002), three fiscal quarter period ending on December 31, 2002 (in the case of the principal payment due on April 5, 2003), or four fiscal quarter period ending March 31, 2003 (in the case of the principal payment due on May 20, 2003), to be less than 1.15 to 1 after giving effect to such payment, (2) the amount that would cause Excess Availability to be less than the Availability Requirement after giving effect to such payment, and (3) $875,000 plus the amount of previously scheduled regular principal payments that were not made as a result of the restrictions set forth above in clauses (1) and/or (2).  “Initial Financial Statements” means Debtors’ audited Financial Statements for the fiscal period from May 1, 2001 through December 31, 2001.  In the event that the Debtors are not permitted to make a principal prepayment of all or part of the Net Junior Creditor Proceeds from a RoadOne Disposition as a result of clause (ii) above, the Debtors shall be permitted to make the unpaid portion of such prepayment on the date the next regularly scheduled principal payment is due to the extent that, after making such principal prepayment and the regularly scheduled principal payment due on such date, Excess Availability is equal to or greater than the Availability Requirement and the Fixed Charge Coverage Ratio is equal to or greater than 1.15 to 1 for the fiscal period(s) set forth above under clause (B).

                        1.29     “Required Payments” means, in the case of any RoadOne Debtor subject to a RoadOne Disposition, collectively, (a) the aggregate amount of all outstanding loans and advances made by any Miller Debtor to any RoadOne Debtor subject to such RoadOne Disposition, together with all interest thereon, (b) the aggregate amount of all payables owing by such RoadOne Debtor to other Debtors, (c) all outstanding Debt (other than the Obligations and Subordinated Debt) and other outstanding Liabilities of such RoadOne Debtor to Persons other than Debtors, other than, in the case of any RoadOne Disposition that does not constitute the Substantial RoadOne Disposition, (i) Debt and Liabilities specifically relating to assets of such RoadOne Debtor that are not included in such RoadOne Disposition, and (ii) a portion of all other Debt and Liabilities of such RoadOne Debtor corresponding to the percentage of the assets of such RoadOne Debtor that are not included in such RoadOne Disposition in relation to all of the assets of such RoadOne Debtor, in each case as determined by the Debtors and Collateral Agent in good faith, and (d) the payment of the Obligations in accordance with Section 3.8 in an aggregate amount of all Guaranties issued by Parent in accordance with Section 7.13(h) in connection with such RoadOne Disposition; provided, that, in the case of the Substantial RoadOne Disposition, “Required Payments” shall mean (A) the aggregate amount of all outstanding loans and advances made by any Miller Debtor to any RoadOne Debtor, together with all interest thereon, (B) the aggregate amount of all payables owing by any RoadOne Debtor to other Debtors, (C) all outstanding Debt (other than the Obligations and Subordinated Debt) and other outstanding Liabilities of the RoadOne Debtors to Persons other than Debtors, and (D) the payment of the Obligations in accordance with Section 3.8 in an aggregate amount of all Guaranties issued by Parent in accordance with Section 7.13(h).

                        1.30     “RoadOne Debtors” means each of the RoadOne Borrowers, as defined in the Senior Credit Agreement.

                        1.31     “RoadOne Disposition” means any sale or other disposition (other than in connection with an Insolvency or Liquidation Proceeding) of (a) less than all of the assets of any RoadOne Debtor so long as (i) the Net Proceeds therefrom are at least equal to $100,000 or (ii) the assets sold or disposed of constitute all or substantially all of the assets of any location operated by such RoadOne Debtor, or (b) all of the assets, stock or property of any RoadOne Debtor (in either case, provided such assets, stock or property involve the RoadOne business), including through asset sales, stock sales, and mergers whereby the applicable RoadOne Debtor is not the surviving corporation.

                        1.32     “Senior Agent” and “Senior Agents” have the meanings set forth in the preamble to this Agreement.

                        1.33     “Senior Credit Agreement” has the meaning set forth in the recitals to this Agreement.

                        1.34     “Senior Creditors” has the meaning set forth in the recitals to this Agreement.

                        1.35     “Senior Lenders” has the meaning set forth in the recitals to this Agreement.

                        1.36     “Senior Liabilities” means all Liabilities to the Senior Creditors from time to time outstanding pursuant to or in connection with the Senior Loan Documents (including, without limitation, all principal, interest, fees, reimbursement obligations with respect to letters of credit, indemnities, costs and expenses) up to an aggregate amount not to exceed the sum of (a) up to $100,000,000 of revolving loans and letters of credit at any time outstanding pursuant to the Senior Credit Agreement; plus (b) up to $10,000,000 of term loans made pursuant to the Senior Credit Agreement; plus (c) all interest arising under or with respect to the Senior Loan Documents, including, in the event of an Insolvency or Liquidation Proceeding, any and all post-petition interest and costs from and after the date of filing of a petition by or against any

Debtor or its bankruptcy estate, whether or not such amounts are allowed as a claim against any Debtor in any Insolvency or Liquidation Proceeding; plus (d) all Liabilities arising under or out of Hedge Agreements and other Bank Products (as such terms are defined in the Senior Credit Agreement); plus (e) all reasonable costs and expenses incurred by the Senior Creditors in connection with their enforcement of any rights or remedies under the Senior Loan Documents, the collection of any of the Senior Liabilities, or the protection of, or realization upon, any collateral therefor after the occurrence and during the continuance of an Event of Default under the Senior Loan Documents, including, by way of example, reasonable attorneys’ fees, court costs, appraisal and consulting fees, auctioneers’ fees, rent, storage, insurance premiums and like items, and whether or not such amounts are allowed as a claim against any Debtor in any Insolvency or Liquidation Proceeding; plus (f) all fees, charges, and indemnities owing by any Debtor to any Senior Creditor under or in connection with the Senior Loan Documents.

                        1.37     “Senior Liability Repayment” means the circumstance in which (a) the Senior Liabilities have been indefeasibly paid in full in cash, (b) all letters of credit provided by the Letter of Credit Issuer have been released, terminated or cash-collateralized, and (c) all commitments under the Senior Loan Documents have been terminated.

                        1.38     “Senior Loan Documents” means the Senior Credit Agreement and all agreements, documents and instruments related thereto, as any of the foregoing may from time to time be amended, restated, supplemented or otherwise modified in compliance with the terms of this Agreement.

                        1.39     “Senior Non-Payment Default” means any Event of Default that does not constitute a Senior Payment Default.

                        1.40     “Senior Payment Default” means any Event of Default that arises out of the failure to make any payment when due under any of the Senior Loan Documents.

                        1.41     “Substantial RoadOne Disposition” means any RoadOne Disposition involving (a) all of the stock and/or assets of all of the RoadOne Debtors, or (b) assets of RoadOne Debtors with a book value greater than 90% of the aggregate book value of all of the assets of the RoadOne Debtors as of March 31, 2002.

            2.         Subordination.

                        2.1       Subordination of Debt.  To the extent and in the manner hereinafter set forth in this Agreement, the Junior Liabilities are hereby expressly made subordinate, junior and subject in right of payment to the full and final payment of the Senior Liabilities in cash.  The Junior Agent agrees that the Junior Notes and any other instrument or document evidencing the Junior Liabilities, will at all times bear the following legend:

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY HAVE BEEN SUBORDINATED TO CERTAIN OBLIGATIONS OF THE MAKER PURSUANT TO AN AMENDED AND RESTATED

 INTERCREDITOR AND SUBORDINATION AGREEMENT BETWEEN BANK OF AMERICA, N.A., AS JUNIOR AGENT, AND BANK OF AMERICA, N.A. AND THE CIT GROUP/BUSINESS CREDIT, INC., AS SENIOR AGENTS, AS AMENDED FROM TIME TO TIME.

                        2.2       Subordination of Liens.  To the extent and in the manner hereinafter set forth in this Agreement, each Junior Creditor hereby subordinates and makes junior any and all of its now existing or hereafter acquired Liens on any and all Collateral (other than Junior Creditors Priority Collateral), including, without limitation, all Liens granted by any Debtor to the Junior Agent in the Junior Loan Documents, to the Liens of the Senior Agents and the other Senior Creditors, whether now existing or hereafter acquired, in, to or on the Collateral.  Said priority shall be applicable irrespective of the time or order of attachment or perfection of any security interest or other Lien or the time or order of filing or recording of any financing statements, fixture filings, security instruments, certificate of title applications or other documents, or any statutes, rules or law, or court decisions to the contrary.  The Lien subordination provisions in this Agreement are for the benefit of and shall be enforceable directly by the Senior Agents and the other Senior Creditors, and the Senior Agents and each of the other Senior Creditors shall be deemed to have acquired the Senior Liabilities, whether now existing or hereafter arising, in reliance upon this Agreement.

                        2.3       Disposition of Collateral.

            (a)        Each Junior Creditor hereby agrees that the Debtors may sell or dispose of any or all of their assets (including pursuant to the Substantial RoadOne Disposition) without any consent of any Junior Creditor, which sale or disposition shall be free and clear of all Liens of the Junior Creditors (to the same extent the transferee would take free of the Lien thereon in favor of the Senior Creditors), provided that the Junior Creditors shall retain any rights they may have as a junior secured creditor with respect to any Net Junior Creditor Proceeds, to the extent the payment thereof would constitute a Permitted Payment hereunder.  Upon any such sale or disposition of any of the Collateral, any and all Liens of the Junior Creditors in such Collateral shall be deemed to be released free of the Lien of any Junior Creditor (to the same extent the transferee would take free of the Lien thereon in favor of the Senior Creditors) without further action on the part of the Junior Creditors or any Senior Creditor, and the Junior Creditors agree (a) if requested, to execute and promptly deliver to the Senior Agent any and all financing statements, quitclaim deeds, releases and other documents with respect to such releases which the Senior Agent or any other Senior Creditor deems necessary in its reasonable discretion, and (b) that the Senior Agent is hereby irrevocably authorized to execute and deliver on behalf of the Junior Agent all such title applications, releases and other documents as the Senior Agent deems necessary in its reasonable discretion to evidence such release.

            (b)        Each Junior Creditor hereby further agrees that, until the Senior Liability Repayment, the Senior Creditors (or the Senior Agent acting on their behalf) may, in the enforcement of their rights under the Senior Loan Documents after an Event of Default, dispose of (free of the Lien of any Junior Creditor to the same extent as the transferee would take free of the Lien thereon in favor of the Senior Creditors), and exercise or refrain from exercising any rights with respect to, any or all of the Collateral, provided that any such disposition is made in a commercially reasonable manner and that the Junior Creditors retain any rights they may have as a junior secured creditor with respect to the surplus (if any) over the amount necessary to pay the Senior Liabilities in full in cash arising from any such disposition or enforcement.  Upon any disposition of any of the Collateral as provided in this Section by the Senior Agent or any other Senior Creditor, any and all Liens of the Junior Creditors in such Collateral shall be deemed to be released free of the Lien of any Junior Creditor to the same extent as the transferee would take free of the Lien thereon in favor of the Senior Creditors without further action on the part of the Junior Creditors or any Senior Creditor, and the Junior Creditors agree (a) if requested, to execute and promptly deliver to the Senior Agent any and all financing statements, quitclaim deeds, releases and other documents with respect to such releases which the Senior Agent or any other Senior Creditor deems necessary in its reasonable discretion, and (b) that the Senior Agent is hereby irrevocably authorized to execute and deliver on behalf of the Junior Agent all such title applications, releases and other documents as the Senior Agent deems necessary in its reasonable discretion to evidence such release.  Each Junior Creditor and each Senior Creditor agrees that any funds of any Debtor which it obtains through the exercise of any right of setoff or other similar right (other than for routine account activity charges) constitute Collateral, and such Junior Creditor shall promptly pay such funds to the Senior Agent to be applied to the outstanding Senior Liabilities.

                        2.2       Intercreditor Arrangements in Bankruptcy.

            (a)        This Agreement shall remain in full force and effect and enforceable pursuant to its terms in accordance with Section 510(a) of the Bankruptcy Code, and all references herein to any Debtor shall be deemed to apply to such Debtor as debtor in possession and to any trustee in bankruptcy for the estate of such Debtor.

            (b)        Except as otherwise specifically permitted in this Section 2.4, until the Senior Liability Repayment, no Junior Creditor shall assert, without prior written notice to the Senior Agent, any claim, motion, objection, or argument in respect of any Collateral in connection with any Insolvency or Liquidation Proceeding which could be asserted or raised in connection with such Insolvency or Liquidation Proceeding by such Junior Creditor as a secured creditor of any Debtor, including, without limitation, any claim, motion, objection or argument seeking adequate protection or relief from the automatic stay in respect of the Collateral.

            (c)        Without limiting the generality of the foregoing, until the Senior Liability Repayment shall have occurred, each Junior Creditor agrees that if an Insolvency or Liquidation Proceeding occurs, (i) any of the Senior Creditors may consent or object to the use of cash collateral on such terms and conditions and in such amounts as such Senior Creditors, in their sole discretion, may decide, without seeking or obtaining the consent of any Junior Creditor as holder of an interest in the Collateral; (ii) such Junior Creditor shall not oppose any Debtor’s use of cash collateral to which the Senior Creditors consent on the basis that any Junior Creditor’s interest in the Collateral is impaired by such use or inadequately protected by such use to the extent such use has been approved by the Senior Creditors; (iii) one or more of the Senior Creditors may provide financing to any Debtor pursuant to Section 364 of the Bankruptcy Code or other applicable law (such financing, the “Post-Petition Financing”) on such terms and conditions and in such amounts as such Senior Creditors, in their sole discretion, may decide, without seeking or obtaining the consent of any Junior Creditor as holder of an interest in the Collateral; and (iv) such Junior Creditor shall not oppose any such financing on the basis that any Junior Creditor’s interest in the Collateral is impaired by such financing or inadequately protected by such financing to the extent such financing has been approved by the Senior Creditors.

            (d)        Each Junior Creditor and each Senior Creditor agrees that it will not initiate, prosecute, encourage, or assist with any other person or entity to initiate or prosecute any claim, action or other proceeding (i) challenging the validity or enforceability of this Agreement, (ii) challenging the validity, enforceability or seniority of any Senior Creditor’s or Junior Creditor’s claim, (iii) challenging the perfection, enforceability or seniority of any Liens of the Senior Agents, the Junior Agent or any other Senior Creditor or Junior Creditor, or (iv) asserting any claims, if any, which any Debtor may hold with respect to the Senior Agents, the Junior Agent, any other Senior Creditor or Junior Creditor, or the Senior Liabilities or Junior Liabilities.

            (e)        To the extent that any Senior Creditor receives payments or transfers on the Senior Liabilities or proceeds of the Collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds received, the Senior Liabilities, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by such Senior Creditor.

            (f)         Notwithstanding any other provision of this Section 2.4, each Junior Creditor shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of such Junior Creditor, including, without limitation, any claims secured by the Collateral, if any.

            3.         Insolvency and Liquidation Proceeding.  In the event of any Insolvency or Liquidation Proceeding, as between the Senior Creditors and the Junior Creditors, the following shall apply:

                        3.1       Upon any payment or distribution of assets or securities of any kind or character, whether in cash, securities or other property, of any Debtor or the estate created

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by the commencement of any such Insolvency or Liquidation Proceeding (other than any payment or distribution exclusively from Junior Creditors Priority Collateral), the Senior Liabilities shall first be paid irrevocably in full in cash before any Junior Creditor shall be entitled to receive any payment or distribution of any cash, securities or other property (other than Junior Securities) on account of the Junior Liabilities.

                        3.2       The Senior Creditors shall be entitled to receive from the Debtors and any other person making any distribution in accordance with Section 3.1 any payment or distribution of any kind or character, whether in cash, securities or other property (other than Junior Securities) which may be payable or deliverable in respect of the Junior Liabilities in any such Insolvency or Liquidation Proceeding for application to the payment of the Senior Liabilities (to the extent necessary to pay such Senior Liabilities after giving effect to any concurrent payment to the holders of such Senior Liabilities).  To facilitate the foregoing, each Junior Creditor irrevocably authorizes, empowers and directs any Debtor, debtor in possession, receiver, liquidator, custodian, conservator, trustee or other person having authority to pay or otherwise deliver all such payments or distributions to the Senior Agent as required by this Section 3.2, and each Junior Creditor also irrevocably authorizes and empowers the Senior Agent, in the name of such Junior Creditor and at the Senior Agent’s sole cost and expense, to demand, sue for, collect, receive and receipt for any and all such payments and distributions to effect payment or other delivery thereof by such person required by this Section 3.2 directly to the Senior Agent.

                        3.3       In the event that, notwithstanding the foregoing provisions of Section 3.2, any Junior Creditor receives any payment from or distribution of assets or securities of any Debtor or the estate created by the commencement of any such Insolvency or Liquidation Proceeding, of any kind or character in respect of the Junior Liabilities, whether in cash, securities or other property (other than Junior Securities and payments and distributions from Junior Creditors Priority Collateral), before the Senior Liability Repayment shall have occurred, then, and in such event, such payment or distribution shall be received and held in trust by such Junior Creditor for the benefit of the Senior Creditors, and shall be promptly paid over or delivered by such Junior Creditor to the Senior Agent to the extent necessary to pay the Senior Liabilities in full after giving effect to any concurrent payment to the holders of the Senior Liabilities.

            3.4       (a)        Each Junior Creditor hereby authorizes and employs the Senior Agent in any Insolvency or Liquidation Proceeding to file a proof of claim on behalf of such Junior Creditor with respect to the Junior Liabilities if such Junior Creditor (or the Junior Agent) fails to file such proof of claim prior to 15 days before the expiration of the time period during which such claims must be submitted.  Each Junior Creditor agrees that the Senior Agent shall have no obligation whatsoever to file any such proof of claim and that no Senior Creditor (including the Senior Agent) shall be liable to any Junior Creditor for any loss or liability suffered by any Junior Creditor as a result of (i) any Senior Creditor’s compliance with the terms of this Section 3.4(a), except to the extent directly caused by the gross negligence, willful misconduct or criminal acts of such Senior Creditor as determined by a court of competent jurisdiction in a final non-

1

appealable judgment, or (ii) any election of the Senior Agent in its sole discretion not to file a proof of claim on behalf of any Junior Creditor.

            (b)        Each Junior Creditor covenants and agrees to provide the Senior Agent with a copy of any proof of claim filed by such Junior Creditor in connection with any Insolvency or Liquidation Proceeding.

            (c)        In any Insolvency or Liquidation Proceeding, each Junior Creditor agrees that it shall not vote to accept or approve any plan of partial or complete liquidation, reorganization, arrangement, composition or extension (nor shall it provide any financing to any Debtor or its affiliates under any such plan) that would cause any Junior Creditor or affiliate thereof to receive any payment in respect of Junior Liabilities (other than current interest in connection with any debt owing to such Junior Creditor pursuant to a plan of reorganization, provided that the payment of such current interest is subordinated to the Senior Liabilities on substantially the terms set forth herein) prior to the Senior Liability Repayment.

            4.         Payments of Junior Liabilities.

                        4.1       Subject to the provisions of Section 4.2, no Junior Creditor will ask for, demand, sue for, take or receive from any Debtor, by setoff, counterclaim, recoupment or in any other manner, the whole or any part of any of the Junior Liabilities, unless and until the Senior Liability Repayment shall have occurred.

                        4.2       Notwithstanding the provisions of Section 4.1, except as otherwise provided in this Section 4.2, the Debtors may pay, and the Junior Creditors may receive and retain, Permitted Payments, unless prior to any such Permitted Payment an Event of Default has occurred and is continuing and the Senior Agent has given to Miller and the Junior Agent written notice thereof identifying the Event of Default and invoking a payment blockage under this Agreement (such notice, a “Payment Blockage Notice” and such period during which payments are blocked as described in Section 4.2(a) or (b) below, a “Payment Blockage Period”), in which case no direct or indirect payment or distribution of any kind or character shall be made by any Debtor or any other person on behalf of any Debtor (or received by any Junior Creditor) on account of the Junior Liabilities or any judgment related thereto, or on account of the purchase or redemption or other acquisition of the Junior Liabilities, unless and until:

                        (a)        If such Event of Default is a Senior Payment Default, the earliest to occur of (i) the payment in full of all amounts due with respect to such Senior Payment Default, or (ii) the date such Senior Payment Default shall have been cured or waived in writing in accordance with the terms of the Senior Loan Documents; or

                        (b)        If such Event of Default is a Senior Non-Payment Default, the earliest to occur of (i) the date such Senior Non-Payment Default shall have been cured or waived in writing in accordance with the terms of the Senior Loan Documents, or (ii) the date that is 180 days after the date on which the Senior Agent shall have given the related

Payment Blockage Notice, or such longer period of 270 days as provided in Section 6.2(b).

Notwithstanding the foregoing, (w) except as set forth in clause (b) of the definition of “Permitted Payments”, no prepayments of any of the Junior Liabilities (or redemptions or other payments with respect to any warrants or other equity interests associated with the Junior Liabilities) may be made by any Debtor, or received or retained by any Junior Creditor, until the Senior Liability Repayment, (x) no direct or indirect payment or distribution of any kind or character shall be made by any Debtor or any other person on behalf of any Debtor on account of the Junior Liabilities or any judgment related thereto, or on account of the purchase or redemption or other acquisition of the Junior Liabilities, if any of the Senior Creditors shall have accelerated payment of any of the Senior Liabilities, unless such acceleration has been rescinded in writing, (y) the aggregate number of days in any consecutive 365 day period during which Payment Blockage Periods may be in effect solely as a result of Senior Non-Payment Defaults shall be 180 days, and (z) no Payment Blockage Period may be imposed by the Senior Agent as a result of (i) any Senior Non-Payment Default which served as the basis for a previous Payment Blockage Period by the Senior Agent, or (ii) any Senior Non-Payment Default existing on the date that any Payment Blockage Notice was given (other than any such Senior Non-Payment Default which serves as the basis for such Payment Blockage Notice) and of which an officer of the Senior Agent had actual knowledge on the date such Payment Blockage Notice was given, unless in either such case such Senior Non-Payment Default reoccurs after having first been cured for at least 30 consecutive days in accordance with the applicable provisions of the Senior Loan Documents.

Immediately upon the expiration of any Payment Blockage Period as described in this Section 4.2, the Debtors may resume making (and the Junior Creditors may receive and retain) any and all Permitted Payments (including any Permitted Payments missed during such period).

                        4.3       In the event that any Junior Creditor shall have received any payment or distribution at a time when such payment or distribution was prohibited by the provisions of either of Section 4.1 or Section 4.2 hereof, then, and in such event, such payment or distribution shall be deemed to have been paid to such Junior Creditor in trust for the benefit of the Senior Creditors, and shall be promptly paid over to the Senior Agent (with proper endorsements or assignments, if necessary) to the extent necessary to pay the Senior Liabilities after giving effect to any concurrent payment to the Senior Creditors from other sources.  To the extent there are any excess amounts paid over to the Senior Creditors after the Senior Liability Repayment, such excess amounts shall be promptly remitted to the Junior Agent to the extent necessary to pay in full the Junior Liabilities then due, which amounts shall constitute payments in respect of the Junior Liabilities and will so reduce the outstanding amount of the Junior Liabilities; provided, that, to the extent of the amount of any such remittance received by it, each Junior Creditor hereby indemnifies and holds harmless the Senior Creditors from any and all claims, liabilities, damages and expenses suffered by the Senior Creditors in connection with the making of any such remittance to the Junior Agent, but only to the extent of such Junior Creditor’s pro rata share of such remittance received by the Junior Agent.

                        4.4       The provisions of this Section 4 shall not modify or limit in any way the application of Section 3 hereof.

                        4.5       The Senior Agent agrees to give prompt written notice to the Debtors and the Junior Agent of any determination by the Senior Agent that an Event of Default that gave rise to a Payment Blockage Period instituted by the Senior Agent has been cured or waived, though the failure to give such notice promptly or otherwise shall not affect the subordination effected by the terms of this Agreement or otherwise result in any liability of any Senior Creditor to any Debtor or any Junior Creditor.

            5.         Subrogation.  After the Senior Liability Repayment, the Junior Creditors shall be subrogated (without any representation by or recourse to the Senior Creditors), to the extent of any payments or distributions (if any) made by the Junior Creditors to the Senior Creditors, or otherwise applied to payment of such Senior Liabilities solely by reason of the provisions of this Agreement, to any rights of the Senior Creditors to receive payments and distribution of cash, securities and other property applicable to the Senior Liabilities, if any, until the Junior Liabilities shall have been irrevocably paid in full in cash.  In no event, however, shall any Junior Creditor have any rights or claims against the Senior Creditors for any alleged impairment of any Junior Creditor’s subrogation rights, each Junior Creditor acknowledging that, for purposes of this Section 5, any actions (or inactions) taken by the Senior Creditors with respect to the Senior Liabilities or the collateral therefor are authorized and consented to by such Junior Creditor.  For purposes of such subrogation, no payments or distributions to the Senior Creditors of any cash, securities or other property to which any Junior Creditor would have been entitled, except for the provisions of this Agreement, and no payments pursuant to the provisions of this Agreement to the Senior Creditors by any Junior Creditor, shall be deemed to be a payment or distribution by any Debtor to or on account of the Senior Liabilities, it being understood and agreed that the provisions of this Agreement are solely for the purpose of defining the relative rights of the Senior Creditors on the one hand, and the Junior Creditors on the other hand.

            6.         Standstill; Relative Rights.

                        6.1       Except as otherwise expressly set forth in Section 6.2 or any other provision of this Agreement, nothing contained in this Agreement is intended to or shall:  (a) impair the obligations of the Debtors, which are absolute and unconditional, to the Junior Creditors to pay the Junior Liabilities as and when the same shall become due and payable in accordance with their terms; (b) affect the relative rights of the Junior Creditors and the creditors of the Debtors (other than the Senior Agents and the other Senior Creditors); or (c) prevent the Junior Creditors from exercising all remedies otherwise permitted by applicable law upon an Event of Default under the Junior Credit Agreement or otherwise, subject to:  (i) the rights under this Agreement of the Senior Agent and the other Senior Creditors to receive payments or distributions otherwise payable or deliverable to, or received by, the Junior Creditors upon the exercise of any such collection remedy; (ii) the provisions of Section 3 of this Agreement; and (iii) the provisions of Section 6.2 of this Agreement.

                        6.2       Notwithstanding anything to the contrary contained in the Junior Loan Documents, Section 6.1 of this Agreement or otherwise, no Junior Creditor:

            (a) will take any Enforcement Action described in clause (c) or (e) of the definition of “Enforcement Action”, or otherwise relating to the Collateral, prior to the Senior Liability Repayment; or

            (b) will take any other Enforcement Action prior to the earliest of:  (i) the commencement of an Insolvency or Liquidation Proceeding; (ii) the date that is (A) 120 days after written notice is given by the Junior Agent to the Senior Agent of the occurrence and continuance of any event of default under the Junior Loan Documents, which notice shall specify the nature of such event of default and state such Junior Creditor’s intent to commence such Enforcement Action (the “Junior Creditor Default Notice”), or (B) in the event that, during such 120-day period referred to in clause (A), the Senior Agent gives the Junior Agent a written notice invoking a standstill, the date that is 180 days after the date the Junior Creditor Default Notice is given unless the event of default stated in such Junior Creditor Default Notice is the failure to pay the Junior Notes at maturity, in which case the date that is 270 days after the date the Junior Creditor Default Notice is given; provided that in the case of either of the foregoing clauses (A) or (B), if the Debtors or the Senior Agent or Senior Creditors shall cure such event of default prior to the taking of such Enforcement Action by any Junior Creditor, no Junior Creditor will take or continue any Enforcement Action with respect to such event of default after the date of such cure; or (iii) the Senior Liabilities having been accelerated or declared accelerated in their entirety in writing; provided, however, that until the Senior Liability Repayment, any payments, distributions or proceeds resulting from the exercise of any such Enforcement Action received by any Junior Creditor or other holders of the Junior Liabilities (other than any payments, distributions or proceeds exclusively from Junior Creditors Priority Collateral) shall be subject to the terms of this Agreement and shall be paid or delivered to the Senior Agent as provided in this Agreement.

            7.         Amendments; Certain Waivers and Consents

                        7.1       The Senior Creditors and the Debtors may modify, supplement or amend the terms of the Senior Loan Documents, or waive any of the provisions thereof, in any manner whatsoever, all without consent of the Junior Agent or any other Junior Creditor and without affecting the subordinations set forth in this Agreement or the liabilities and obligations of the Junior Creditors hereunder.  Without limiting the generality of the foregoing, the Senior Creditors and the Debtors may, without the consent of the Junior Agent or any other Junior Creditor and without affecting the subordinations set forth in this Agreement or the liabilities and obligations of the Junior Creditors hereunder, increase or decrease the principal amount of the Senior Liabilities (subject to the definitions of “Senior Liabilities” set forth in Section 1 hereof), amend the advance rates against assets of the Debtors, amend the Borrowing Base, and amend the eligibility standards with respect to assets of the Debtors.  Notwithstanding any provision contained herein to the contrary, the Senior Creditors agree that they shall not:

  increase Excess Availability (as defined in the Senior Credit Agreement) required to be maintained by the Debtors under the terms of the Senior Credit Agreement or required to be in effect under the definition of Permitted Payments to an amount in excess of the Availability Requirement;
  increase the Fixed Charge Coverage Ratio (as defined in the Senior Credit Agreement) required to be maintained by the Debtors under the terms of the Senior Credit Agreement or required to be in effect under the definition of Permitted Payments, to a ratio greater than 1.15 to 1.0; or
  otherwise modify, supplement or amend the Senior Credit Agreement to specifically prohibit the payment or prepayment of any amount of principal or interest to the Junior Creditors which payment would otherwise be permitted under the terms hereof or under the Junior Credit Agreement as in effect on the date hereof.

            7.2       The Junior Creditors and the Debtors may modify, supplement or amend the terms of the Junior Loan Documents, all without the consent of the Senior Creditors, except that the Senior Agent’s prior written consent shall be required for any modification, supplement or amendment that has the effect of (a) increasing the interest rate on any Junior Liabilities above the rate in effect on the date of this Agreement (other than the application of default interest or other interest rate increases as set forth in the Junior Loan Documents as in effect on the date of this Agreement), or increasing any of the fees due with respect thereto, (b) increasing the principal amount of the Junior Liabilities, (c) changing any conversion, redemption or prepayment provisions applicable to the Junior Liabilities, (d) accelerating the dates upon which payments of principal or interest are due on the Junior Liabilities (other than an acceleration on account of an event of default under the Junior Credit Agreement), (e) changing, amending or modifying Section 2.1 or 8.5 of the Junior Credit Agreement; or (f) changing, amending or adding any financial covenant, other material covenant, or event of default in any Junior Loan Document in a manner that would be more restrictive on any Debtor than any comparable covenant then in effect under the Senior Loan Documents.

            7.3       The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of the Senior Creditors arising hereunder shall not be affected, modified or impaired in any manner or to any extent by:  (a) any amendment or modification of or supplement to any of the Senior Loan Documents or any of the Junior Loan Documents effected in accordance with the terms of this Agreement; (b) the validity or enforceability of any of such documents; or (c) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Liabilities or the Junior Liabilities or any of the instruments or documents referred to in clause (a) above.

                        7.4       The Junior Creditors hereby waive any defense based on the adequacy of a remedy at law or equity which might be asserted as a bar to the remedy of specific performance of this Agreement in any action brought therefor by the Senior Agent or any other Senior Creditor.  To the fullest extent permitted by applicable law, and except as expressly set forth herein, the Junior Creditors hereby further waive:  (a) presentment, demand, protest, notice of protest, notice of default or dishonor, notice of payment or nonpayment and any and all other notices and demands of any kind in connection with all negotiable instruments evidencing all or any portion of the Senior Liabilities; (b) the right to require the Senior Creditors to marshall any assets or Collateral, or to enforce any Lien the Senior Creditors may now or hereafter have in any assets or Collateral securing the Senior Liabilities, or to pursue any claim the Senior Creditors may have against any guarantor of the Senior Liabilities, as a condition to the Senior Creditors’ entitlement to receive any payment on account of the Senior Liabilities; (c) notice of the acceptance of this Agreement by the Senior Creditors; and (d) notice of any loans or other credit made available to any Debtor, extensions of time granted, amendments to the Senior Loan Documents, or other action taken in reliance hereon.  The Junior Creditors hereby consent and agree that the Senior Creditors may, without in any manner impairing, releasing or otherwise affecting the subordination provided for in this Agreement or any of the Senior Creditors’ rights hereunder and without prior notice to or the consent of any Junior Creditor:  (i) release, renew, extend, compromise or postpone the time of payment of any of the Senior Liabilities; (ii) substitute, exchange or release any or all of the Collateral or guaranties for the Senior Liabilities or decline or neglect to perfect the Senior Creditors’ Lien upon any of the Collateral for the Senior Liabilities; and (iii) add or release any person or entity primarily or secondarily liable for any of the Senior Liabilities.

            8.         No Contest of Liens, Etc.  Each Junior Creditor and each Senior Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Liens granted by the Debtors to the Senior Agents and the other Senior Creditors or the Junior Agent and the Junior Creditors in the Debtors’ assets pursuant to the Senior Loan Documents and the Junior Loan Documents.  Each Junior Creditor agrees that it will not, until the Senior Liability Repayment, take a Lien on any property of any Debtor, other than Liens contemplated in the Junior Loan Documents, as in effect on the date of this Agreement, which Liens shall at all times be subordinate and junior to the Liens of the Senior Agents and the other Senior Creditors in the Collateral as herein provided.

            9.         Sales and Transfers.  Each Junior Creditor represents that it is the lawful owner of the Junior Liabilities evidenced by the Junior Note evidencing the Junior Liabilities owing to it and that it has not heretofore sold, assigned, disposed of or transferred any of the Junior Liabilities, and agrees that it shall not hereafter sell, assign, dispose of or otherwise transfer all or any portion of its Junior Liabilities without, upon the consummation of any such action, causing the transferee thereof to execute and deliver to the Senior Agent an agreement substantially identical to this Agreement that is acceptable to the Senior Agent, providing for the continued subordination of the Junior Liabilities so sold, assigned, disposed of or transferred to the Senior Liabilities as provided herein and for the continued effectiveness of all of the rights of the Senior Creditors arising under this Agreement in respect of the Junior Liabilities so sold, assigned, disposed of or transferred.  Notwithstanding the failure to execute or deliver any such agreement, the subordination effected hereby shall survive any sale, assignment, disposition or other transfer of all or any portion of the Junior Liabilities, and the terms of this Agreement shall be binding upon the successors and assigns of the Junior Creditors.

            10.       Conflict.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Junior Loan Documents, the provisions of this Agreement shall control and govern.

            11.       Waiver and Amendment.  No waiver of any provision of this Agreement shall be deemed to be made by the Senior Agents or the Junior Agent of any of their rights hereunder unless the same shall be in writing signed by each of the Senior Agent and the Junior Agent.  Each waiver, if any, by the Senior Agent or the Junior Agent shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Senior Agents or the Junior Agent, as the case may be, in any other respect at any other time.  No provision of this Agreement may be modified or amended in any respect unless the same shall have been approved and consented to in writing by each of the Senior Agent and the Junior Agent.

            12.       Notices.  Any notices or other communications required or permitted to be given hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or sent by commercial overnight courier service, or sent by telecopy, to the following addresses (or such other addresses as shall be given by a notice delivered hereunder), and shall be deemed to have been given on the day of delivery if delivered personally, five days after mailing if mailed by certified mail, one business day after delivery to the courier if delivered by commercial overnight courier service, or on the date of transmission if transmitted by facsimile by 5:00 p.m. (Atlanta, Georgia time) on a business day, otherwise on the next business day:

If to the Junior Agent:

Bank of America, N.A.
One Independence Center, 13th Floor
101 N. Tryon Street, NC1-001-13-26
Charlotte, North Carolina 28255-0001
Attention.:  John P. McDuffie
Fax No.:  704-386-5856

with a copy to:

Bank of America, N. A.
One Independence Center, 15th Floor
101 N. Tryon Street, NC1-001-15-04
Charlotte, North Carolina 28255
Attention.:  Agency Services
Fax No.:  704-388-9436

and:

Smith Helms Mulliss & Moore, LLP.
201 N. Tryon Street
Charlotte, North Carolina 28202
Attention.:  M. Scott Mansfield, Esq.
Fax No.:  704-343-2300

If to the Senior Agents:

The CIT Group/Business Credit, Inc.
900 Ashwood Parkway, Suite 610
Atlanta, Georgia  30338
Attention:  Regional Credit Manager
Telecopy No.:  770-522-7673

with a copy to:

The CIT Group/Commercial Services, Inc.
1211 Avenue of the Americas
New York, New York  10036
Attention:  James Heed
Telecopy No.:    212-536-1328

Any party may change the address to which notices to it are sent by giving written notice pursuant to this Section to the other party hereto.

            13.       Representations and Warranties.  Each party hereto represents and warrants to the other party hereto as follows:  (a) such party has all requisite power and authority to execute, deliver and perform this Agreement without other or further action or approval of any kind; and (b) this Agreement constitutes the valid and legally binding obligation of such party, enforceable in accordance with its terms (except that enforceability may be limited by bankruptcy, insolvency and other laws affecting creditors’ rights generally), and no consent or approval of any other party, and no consent, license, approval or authorization of any governmental authority, bureau or agency, is required in connection with the execution, delivery, performance, validity and enforceability of this Agreement by such party.

            14.       Titled Collateral.  The parties hereto acknowledge that (a) Bank of America, N.A. is listed as the sole lienholder on certain existing certificates of title (the “Existing Certificates of Title”) with respect to certificated vehicles owned by the Debtors as of July 23, 2001 (the “Existing Titled Collateral”), and (b) the notation of Bank of America, N.A. as sole lienholder on the Existing Certificates of Title is intended by the parties hereto for all purposes to notate and perfect the Liens of both the Senior Existing Titled Collateral Agent and the Junior Agent in and to the Existing Certificates of Title and the Existing Titled Collateral.  The Junior Agent further acknowledges and agrees that, to the extent it has not already done so, the Junior

Agent shall deliver the originals of each Existing Certificate of Title to the Senior Agent (or its agent or representative), together with each other document relating thereto, promptly after the execution and delivery of this Agreement.  The Junior Agent hereby irrevocably appoints the Senior Agent as the Junior Agent’s attorney-in-fact with full authorization to execute and deliver on behalf of the Junior Agent all such title applications, releases and other documents as the Senior Agent deems necessary or appropriate in connection with any sale or other disposition of any certificated vehicles of the Debtors with respect to which the Lien of the Junior Agent is now or hereafter notated on the related certificate of title (including the Existing Titled Collateral and Existing Certificates of Title) in order to release the Lien of the Junior Agent in such certificated vehicles and the related certificates of title (including the Existing Titled Collateral and Existing Certificates of Title).

            15.       Independent Credit Investigations.  Neither any Junior Creditor nor any Senior Creditor, nor any of their respective directors, officers, agents or employees, shall be responsible to the others for any Debtor’s solvency, financial condition or ability to repay any of the Senior Liabilities or the Junior Liabilities, or for statements of any Debtor, oral or written, or for the validity, sufficiency or enforceability of any of the Senior Loan Documents or any of the Junior Loan Documents or the value of any collateral.  Each of the Junior Creditors and the Senior Creditors has entered into its agreements with the Debtors based upon its own independent investigation, and makes no warranty or representation to the other, nor does it rely upon any representation of the other, with respect to matters identified or referred to in this paragraph.

            16.       Term of Agreement.  This Agreement shall continue in full force and effect and shall be irrevocable by the Junior Creditors until the earliest to occur of the following: (a) the parties hereto in writing mutually agree to terminate this Agreement; or (b) the Senior Liability Repayment.

            17.       Miscellaneous.

                        17.1     The Junior Creditors agree that they will agree to subordinate the Junior Liabilities then owed to them, and the Junior Creditors’ Liens in the Collateral, to another lender or group of lenders that refinance in whole the Senior Liabilities then owing to the Senior Creditors under the Senior Loan Documents (the “New Lender”) by entering into a subordination agreement with the New Lender, provided that (a) the aggregate amount of New Lender Liabilities (Liabilities to the New Lender) replacing the Senior Liabilities shall not exceed the Senior Liabilities, together with prepayment and closing fees and expenses not to exceed 5% in the aggregate of the replaced Liabilities, and (b) the terms and conditions of such new subordination agreement, taken as a whole, shall not be less favorable to the Junior Creditors in any material respect than the terms and conditions contained in this Agreement.

                        17.2     The Senior Agent and the Senior Creditors covenant and agree to deliver to the Junior Agent, and the Junior Agent covenants and agrees to deliver to the Senior Agent and the Senior Creditors, notice of any default or Event of Default under the Senior Loan Documents or the Junior Loan Documents, as applicable, simultaneously with delivery thereof to the Debtors (or any of them); provided, however, the failure to deliver such notice shall not give rise to a claim or cause of action against Senior Agent, Senior Creditors or Junior Agent by reason of its failure to give such notice.  The Senior Agent and the Senior Creditors covenant and agree to deliver to the Junior Agent, and the Junior Agent covenants and agrees to deliver to the Senior Agent and the Senior Creditors, reasonable notice of any intended sale of Collateral under the Senior Loan Documents or the Junior Loan Documents, as applicable; provided, however, the failure to deliver such notice shall not give rise to a claim or cause of action against Senior Agent, Senior Creditors or Junior Agent by reason of its failure to give such notice.

                        17.3     Senior Agent hereby agrees, on a best efforts basis and without assuming any liabilities to the Junior Creditors in connection herewith, to hold that portion of the Collateral in which security interests may be perfected by possession or endorsement, that at any time is in its possession, as the bailee of Junior Creditors under the Junior Loan Documents for the purpose of perfecting the subordinated security interest of Junior Creditors in any Collateral in which security interests may be perfected by possession or endorsement, subject to the terms of this Agreement.  Upon the Senior Liability Repayment, and termination of any agreement between the Debtors and Senior Agent or the Senior Creditors under which the Senior Agent or the Senior Lenders are required to or may make loans or provide other financial accommodations, Senior Agent shall release its Lien on all Collateral and, on a best efforts basis and without assuming any liabilities to the Junior Creditors in connection therewith, transfer possession of the Collateral as is then in its possession to the Junior Creditors under the Junior Loan Documents together with appropriate endorsements or assignments as may be required for Junior Creditors to be perfected in such Collateral, all at the cost of Junior Creditors.

                        17.4     Junior Agent hereby agrees, on a best efforts basis and without assuming any liabilities to the Senior Creditors in connection herewith, to hold that portion of the Junior Creditors Priority Collateral in which security interests may be perfected by possession or endorsement, that at any time is in its possession, as the bailee of Senior Creditors under the Senior Loan Documents for the purpose of perfecting the subordinated security interest of Senior Creditors in any Junior Creditors Priority Collateral in which security interests may be perfected by possession or endorsement, subject to the terms of this Agreement.  Upon the repayment of the Junior Liabilities in full, Junior Agent shall release its Lien on all Junior Creditors Priority Collateral and, on a best efforts basis and without assuming any liabilities to the Senior Creditors in connection therewith, transfer possession of that portion of the Junior Creditors Priority Collateral in which security interests can only be perfected by possession or endorsement as is then in its possession to the Senior Creditors under the Senior Loan Documents together with appropriate endorsements or assignments as may be required for Senior Creditors to be perfected in such Junior Creditors Priority Collateral, all at the cost of Senior Creditors.

                        17.5     This Agreement shall be construed in accordance with and governed by the laws of the State of Georgia without regard to principles of conflict of laws.

                        17.6     THE SENIOR AGENTS AND EACH JUNIOR CREDITOR EACH HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (a) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR (b) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT, AND

AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

EACH JUNIOR CREDITOR AND THE SENIOR AGENTS HEREBY AGREE THAT THE FEDERAL COURT OF THE NORTHERN DISTRICT OF GEORGIA AND THE STATE COURTS LOCATED IN ATLANTA, GEORGIA, OR, AT THE OPTION OF THE SENIOR AGENT, ANY COURT IN WHICH THE SENIOR AGENT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY AND WHICH SITS IN A JURISDICTION IN WHICH ANY DEBTOR TRANSACTS BUSINESS SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN SUCH JUNIOR CREDITOR AND THE SENIOR AGENTS PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR TO ANY MATTER ARISING HEREFROM.  EACH JUNIOR CREDITOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS.  THE NON-EXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.

                        17.7     The provisions of this Agreement are solely for the purpose of defining the relative rights of the Junior Creditors and the Senior Creditors and shall not, and shall not be deemed, to create any rights or priorities in favor of any other person or entity, including the Debtors.

                        17.8     Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement unless the consummation of the transactions contemplated hereby is materially adversely affected thereby.

                        17.9     This Agreement and any amendments thereto may be executed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute one and the same instrument.

                        17.10   The headings appearing in this Agreement have been inserted solely for reference and shall not affect the meaning or interpretation of any provision of this Agreement.

                        17.11   This Agreement embodies the entire Agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter (including the Subordination Agreement).

(Signatures Begin On The Following Pages)

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

JUNIOR AGENT:

BANK OF AMERICA, N.A., as Junior Agent

By:
Name:
Title:

SENIOR AGENTS:

THE CIT GROUP/BUSINESS CREDIT, INC., as
Senior Agent

By:
Name:
Title:

BANK OF AMERICA, N.A., as Senior Existing
Titled Collateral Agent

By:
Name:
Title:

Acknowledged and Agreed:

JUNIOR LENDERS:

BANK OF AMERICA, N.A., as a Junior Lender

By:
Name:
Title:

WACHOVIA BANK, N.A.

By:
Name:
Title:

SUNTRUST BANK, N.A.

By:
Name:
Title:

AMSOUTH BANK, N.A.

By:
Name:
Title:

SENIOR LENDERS:

THE CIT GROUP/BUSINESS CREDIT, INC., as a Senior Lender

By:
Name:
Title:

BANK OF AMERICA, N.A.

By:
Name:
Title:

FLEET CAPITAL CORPORATION

By:
Name:
Title:

ACKNOWLEDGMENT AND AGREEMENT OF THE DEBTORS

            FOR VALUE RECEIVED, each of the undersigned, as the “Debtors” (as defined in the foregoing Amended and Restated Intercreditor and Subordination Agreement (the “Subordination Agreement”; capitalized terms used herein but not expressly defined herein having the same meanings as given to such terms in the Subordination Agreement) dated of even date herewith, between Bank of America, N.A., as Junior Agent, The CIT Group/Business Credit, Inc., as Senior Agent, and Bank of America, N.A., as Senior Existing Titled Collateral Agent), hereby acknowledges and consents to the execution, delivery and performance of the Subordination Agreement by the Junior Agent and the Senior Agents and further agrees to be bound by the provisions of the Subordination Agreement as they relate to the relative rights, remedies and priorities of the Junior Creditors and the Senior Creditors and the debts, liabilities and obligations of such Debtor to each of them; provided, however, that nothing in the Subordination Agreement shall amend, modify, change or supersede the respective terms of any of the Senior Liabilities or the Junior Liabilities as between any Debtor, on the one hand, and the Senior Creditors or the Junior Creditors, on the other hand, and in the event of any conflict or inconsistency between the terms of the Subordination Agreement and those of any agreement, note or other document evidencing or securing any of the Senior Liabilities or the Junior Liabilities, the provisions of such other agreement, instrument or document shall govern as between such Debtor, on the one hand, and the Senior Creditors or the Junior Creditors (as the case may be), on the other hand.  Each Debtor further agrees that the Subordination Agreement shall not give such Debtor any substantive rights relative to the Senior Creditors or the Junior Creditors and that such Debtor shall not be entitled to raise any actions or inactions on the part of the Senior Creditors or Junior Creditors under the Subordination Agreement as a defense, counterclaim or other claim against such party.

            Without limiting the foregoing, each Debtor acknowledges and agrees that (a) it has read the provisions of Section 14 of the Subordination Agreement, and (b) it is such Debtor’s intention and agreement that the notation of Bank of America, N.A. as sole lienholder on the Existing Certificates of Title shall for all purposes serve to notate and perfect the Liens of both the Senior Existing Titled Collateral Agent and the Junior Agent in and to the Existing Certificates of Title and the Existing Titled Collateral.

            IN WITNESS WHEREOF, the undersigned have executed this Acknowledgment as of ___________, 2002.

DEBTORS:

ACKERMAN WRECKER SERVICE, INC.
A-EXCELLENCE TOWING CO.
ALL AMERICAN TOWING SERVICES,
  INC.
ALLIED GARDENS TOWING, INC.
ALLIED TOWING AND RECOVERY, INC.
ANDERSON TOWING SERVICE, INC.
APACO, INC.
ARROW WRECKER SERVICE, INC.
A TO Z ENTERPRISES, INC.
B&B ASSOCIATED INDUSTRIES, INC.
B‑G TOWING, INC.
BEAR TRANSPORTATION, INC.
BEATY TOWING & RECOVERY, INC.
BERT'S TOWING RECOVERY
  CORPORATION
BOB BOLIN SERVICES, INC.
BOB'S AUTO SERVICE, INC.
BOB VINCENT AND SONS WRECKER
  SERVICE, INC.
BOULEVARD & TRUMBULL TOWING,
  INC.
BREWER'S, INC.
BRYRICH CORPORATION
CAL WEST TOWING, INC.
CARDINAL CENTRE ENTERPRISES, INC.
CEDAR BLUFF 24 HOUR TOWING, INC.
CENTRAL VALLEY TOWING, INC.
CENTURY HOLDINGS, INC.
CHAD'S, INC.
CHAMPION CARRIER CORPORATION
CHEVRON, INC.
CLARENCE CORNISH AUTOMOTIVE
   SERVICE, INC.
CLEVELAND VEHICLE DETENTION
  CENTER, INC.
COFFEY’S TOWING, INC.
COLEMAN’S TOWING & RECOVERY,
  INC.
COMPETITION WHEELIFT, INC.
D.A. HANELINE, INC.

DVREX, INC.
DICK'S TOWING & ROAD SERVICE, INC.
DOLLAR ENTERPRISES, INC.
DUGGER’S SERVICES, INC.
DURU, INC.
E.B.T., INC.
EXPORT ENTERPRISES, INC.
GARY’S TOWING & SALVAGE POOL,
  INC.
GOLDEN WEST TOWING EQUIPMENT
  INC.
GOOD MECHANIC AUTO CO. OF
  RICHFIELD, INC.
GREAT AMERICA TOWING, INC.
GREG'S TOWING, INC.
H&H TOWING ENTERPRISES, INC.
HALL'S TOWING SERVICE, INC.
KAUFF'S, INC.
KAUFF’S OF FT. PIERCE, INC.
KAUFF’S OF MIAMI, INC.
KAUFFS OF PALM BEACH, INC.
KEN'S TOWING, INC.
KING AUTOMOTIVE & INDUSTRIAL
  EQUIPMENT, INC.
LAZER TOW SERVICES, INC.
LEVESQUE'S AUTO SERVICE, INC.
LWKR, INC.
LINCOLN TOWING ENTERPRISES, INC.
M&M TOWING AND RECOVERY, INC.
MAEJO, INC.
MEL'S ACQUISITION CORP.
MERL'S TOWING SERVICE, INC.
MID AMERICA WRECKER &
  EQUIPMENT SALES, INC. OF COLORADO
MIKE'S WRECKER SERVICE, INC.
MILLER FINANCIAL SERVICES GROUP,
  INC.
MILLER/GREENEVILLE, INC.
MILLER INDUSTRIES DISTRIBUTING,
  INC.
MILLER INDUSTRIES, INC.
MILLER INDUSTRIES INTERNATIONAL,
  INC.
MILLER INDUSTRIES TOWING
  EQUIPMENT INC.

MOORE'S SERVICE & TOWING, INC.
MOORE'S TOWING SERVICE, INC.
MOSTELLER’S GARAGE, INC.
MURPHY'S TOWING, INC.
OFFICIAL TOWING, INC.
P.A.T., INC.
PIPES ENTERPRISES, INC.
PULLEN'S TRUCK CENTER, INC.
PURPOSE, INC.
RANDY'S HIGH COUNTRY TOWING, INC.
RAY HARRIS, INC.
RMA ACQUISITION CORP.
RRIC ACQUISITION CORP.
RAY’S TOWING, INC.
RECOVERY SERVICES, INC.
RBEX INC.
ROAD ONE, INC.
ROADONE EMPLOYEE SERVICES, INC.
ROAD ONE INSURANCE SERVICES, INC.
ROAD ONE SERVICE, INC.
ROADONE SPECIALIZED
  TRANSPORTATION, INC.
ROADONE TRANSPORTATION AND
  LOGISTICS, INC.
R.M.W.S., INC.
SANDY'S AUTO & TRUCK SERVICE, INC.
SAKSTRUP TOWING, INC.
SONOMA CIRCUITS, INC.
SOUTHERN WRECKER CENTER, INC.
SOUTHERN WRECKER SALES, INC.
SOUTHWEST TRANSPORT, INC.
SUBURBAN WRECKER SERVICE, INC.
TED'S OF FAYVILLE, INC.
TEXAS TOWING CORPORATION
THOMPSON'S WRECKER SERVICE, INC.
TOW PRO CUSTOM TOWING &
  HAULING, INC.
TREASURE COAST TOWING, INC.
TREASURE COAST TOWING OF MARTIN
   COUNTY, INC.
TRUCK SALES & SALVAGE CO., INC.
WALKER TOWING, INC.
WES'S SERVICE INCORPORATED
WESTERN TOWING; MCCLURE/EARLEY
  ENTERPRISES, INC.

WHITEY’S TOWING, INC. WILTSE TOWING, INC. ZEHNER TOWING & RECOVERY, INC. By: J. Vincent Mish Attorney-in-fact of each of the above- referenced Debtors

SCHEDULE A
TO
SUBORDINATION AGREEMENT

(Collateral)

All of Debtors’ existing and future acquired assets, including accounts, inventory, rolling stock, vehicles, wreckers, carriers and chassis, machinery and equipment, real property, subsidiary capital stock, chattel paper, documents, instruments, deposit accounts, contract rights, general intangibles, intellectual property and investment property.